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                                                                    Exhibit 23.2


                                                         November 1, 1999



Ryder Funding LP
3600 NW 82nd Avenue
Miami, Florida 33166

         Re: Ryder Vehicle Lease Trust 1999-A
             Registration Statement on Form S-1 (File No. 333-81455)
             -------------------------------------------------------

Dear Sirs:

         We hereby consent to reference to this firm under the headings "Additional Legal Aspects of the Origination Trust and the SUBIs -- Insolvency Related Matters" and "Legal Matters" in the Prospectus forming a part of the above referenced Registration Statement, without implying or admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended or the rules and regulations thereunder, with respect to any part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Brown & Wood LLP